Exhibit 99.1

Innoviva Reports Third Quarter 2019 Financial Results

•	Total net revenue increased by 7% to $65.8 million in the third quarter of 2019, compared to the same quarter in 2018.

•	Income before income taxes increased by 15% to $57.6 million in the third quarter of 2019, compared to the same quarter in 2018.

BRISBANE, Calif., October 30, 2019 – Innoviva, Inc. (NASDAQ: INVA) (the Company) today reported financial results for the third quarter ended September 30, 2019.

•	Gross royalty revenues of $69.2 million from Glaxo Group Limited (“GSK”) for the third quarter of 2019 included royalties of $46.4 million from global net sales of RELVAR®/BREO® ELLIPTA®, royalties of $11.6 million from global net sales of ANORO® ELLIPTA® and $11.2 million from global net sales of TRELEGY® ELLIPTA®.[1]

•	Total operating expenses for the third quarter of 2019 were $5.0 million, compared with $4.0 million in the third quarter of 2018. The amount for the third quarter of 2019 included $2.8 million legal and related fees for the arbitration initiated by Thervanace Biopharma, Inc. against the Company and Theravance Respiratory Company, LLC (“TRC”). Per the final decision of the arbitrator in September 2019, these expenses will be reimbursed by TRC. TRC’s expenses are consolidated in the Company’s consolidated statements of income. The amount for the third quarter of 2019 also included $0.6 million in expenses associated with the termination of our Brisbane office lease. Stock-based compensation for the third quarter of 2019 was $0.5 million, compared to ($0.9) million for the third quarter of 2018 due to a reversal of $1.9 million expense in connection with the separation of senior management members.

•	Net cash and cash equivalents, short-term investments and marketable securities totaled $297.2 million, and royalties receivable from GSK totaled $69.2 million, as of September 30, 2019.

“Global net sales of RELVAR®/BREO® ELLIPTA® decreased 10% versus the third quarter of 2018. U.S. net sales declined 32% as increased pricing discounts in the ICS/LABA sector offset volume growth. Non-U.S. sales growth increased 14% versus the third quarter of 2018, driven by continued market share gains in certain European markets and growth in Japan. Non-U.S. sales growth was negatively impacted by foreign currency translation; in constant exchange rates (CER), RELVAR®/BREO® ELLIPTA® non-US net sales grew 21%.”

“ANORO® ELLIPTA® global net sales grew 18% in the third quarter of 2019. U.S. net sales grew 17%, compared to the same quarter of 2018, as increased volume growth offset higher levels of sales through market segments with higher rebates. Non-U.S. ANORO® ELLIPTA® net sales grew 20% year over year in the quarter. The rate of growth increased from the second quarter of 2019 even after a negative impact from foreign currency translation. On a CER basis, ANORO® ELLIPTA® non-U.S. net sales grew 27%. In addition, TRELEGY® ELLIPTA global net sales were $172.8 million,” stated Geoffrey Hulme, Interim Principal Executive Officer.

Hulme continued, “In the quarter, although U.S. RELVAR®/BREO® ELLIPTA® net sales were again impacted in part by weaker pricing that has occurred following the launch of generic versions of Advair, non-U.S. net sales for RELVAR®/BREO® ELLIPTA® grew strongly year over year and comprised 60% of global net sales of RELVAR®/BREO® ELLIPTA®. US net sales of ANORO® ELLIPTA® returned to growth and non-US net sales grew strongly.”

“During the third quarter, our core operating expenses were similar to the levels in the second quarter. As part of our ongoing focus on operating expenses, we secured a termination of our Brisbane office lease. Our office relocation to Burlingame will result in a meaningful reduction in our lease liability and annual rent expense. The ratio of operating cash flow to net royalty revenues was strong in the quarter. The board and management continue to study potential strategic actions to maximize future shareholder value.”

Recent Highlights

•	GSK Net Sales:

o	Third quarter 2019 net sales of RELVAR®/BREO® ELLIPTA® by GSK were $309.5 million, down 10% from $344.9 million in the third quarter of 2018, with $122.3 million in net sales from the U.S. market and $187.2 million from non-U.S. markets.

o	Third quarter 2019 net sales of ANORO® ELLIPTA® by GSK were $177.7 million, up 18% from $150.8 million in the third quarter of 2018, with $116.4 million net sales from the U.S. market and $61.3 million from non-U.S. markets.

o	Third quarter 2019 net sales of TRELEGY® ELLIPTA® by GSK were $172.8 million, up significantly from $55.7 million in the third quarter of 2018, with $129.6 million in net sales from the U.S. market and $43.2 million in net sales from non-U.S. markets.

1 For TRELEGY ® ELLIPTA®, Innoviva is entitled to 15% of royalty payments made by GSK that are assigned to TRC, LLC.

About Innoviva

Innoviva, Inc. (referred to as “Innoviva”, the “Company”, or “we” and other similar pronouns) is focused on royalty management. Innoviva’s portfolio includes the respiratory assets partnered with Glaxo Group Limited (“GSK”), including RELVAR®/BREO® ELLIPTA® (fluticasone furoate/ vilanterol, “FF/VI”), ANORO® ELLIPTA® (umeclidinium bromide/ vilanterol, “UMEC/VI”) and TRELEGY® ELLIPTA® (the combination FF/UMEC/VI). Under the Long-Acting Beta2 Agonist (“LABA”) Collaboration Agreement, Innoviva is entitled to receive royalties from GSK on sales of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®. Innoviva is also entitled to 15% of royalty payments made by GSK under its agreements originally entered into with us, and since assigned to Theravance Respiratory Company, LLC (“TRC”), relating to TRELEGY® ELLIPTA® and any other product or combination of products that may be discovered and developed in the future under the LABA Collaboration Agreement and the Strategic Alliance Agreement with GSK (referred to herein as the “GSK Agreements”), which have been assigned to TRC other than RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®.

ANORO®, RELVAR®, BREO®, TRELEGY® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Forward Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “goal”, “intend”, “objective”, “opportunity”, “plan”, “potential”, “target” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve substantial risks, uncertainties and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to known and unknown risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: expected cost savings; lower than expected future royalty revenue from respiratory products partnered with GSK; the commercialization of RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and TRELEGY® ELLIPTA® in the jurisdictions in which these products have been approved; the strategies, plans and objectives of Innoviva (including Innoviva’s growth strategy and corporate development initiatives beyond the existing respiratory portfolio); the timing, manner, and amount of potential capital returns to shareholders; the status and timing of clinical studies, data analysis and communication of results; the potential benefits and mechanisms of action of product candidates; expectations for product candidates through development and commercialization; the timing of regulatory approval of product candidates; and projections of revenue, expenses and other financial items. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2018, which is on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

INNOVIVA, INC.

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue:
Royalty revenue from a related party, net (1)	$65,755	$61,680	$185,045	$181,146

Operating expenses:
General and administrative	4,962	1,489	12,324	11,711
General and administrative - cash severance expenses	-	2,530	-	5,704
General and administrative - related party	-	-	-	2,700
Total operating expenses	4,962	4,019	12,324	20,115

Income from operations	60,793	57,661	172,721	161,031

Other expense, net	(115)	(2,626)	(122)	(5,686)
Interest income	1,624	370	4,002	1,141
Interest expense	(4,693)	(5,238)	(13,971)	(19,373)
Income before income taxes	57,609	50,167	162,630	137,113
Income tax expense, net	10,558	-	29,499	-
Net income	47,051	50,167	133,131	137,113
Net income attributable to noncontrolling interest	7,242	3,078	21,792	5,817
Net income attributable to Innoviva stockholders	$39,809	$47,089	$111,339	$131,296

Basic net income per share attributable to Innoviva stockholders	$0.39	$0.47	$1.10	$1.30
Diluted net income per share attributable to Innoviva stockholders	$0.36	$0.43	$1.01	$1.19

Shares used to compute basic net income per share	101,191	100,936	101,134	100,806
Shares used to compute diluted net income per share	113,415	113,363	113,394	113,444

(1) Total net revenue from a related party is comprised of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Royalties from a related party	$69,211	$65,136	$195,413	$191,514
Amortization of capitalized fees paid to a related party	(3,456)	(3,456)	(10,368)	(10,368)
Royalty revenue from a related party, net	$65,755	$61,680	$185,045	$181,146

INNOVIVA, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2019	2018
	(unaudited)	(1)
Assets
Cash, cash equivalents and marketable securities	$297,201	$114,908
Other current assets	69,594	84,135
Property and equipment, net	24	160
Capitalized fees paid to a related party, net	142,531	152,899
Deferred tax assets	166,555	196,054
Other assets	48	37
Total assets	$675,953	$548,193

Liabilities and stockholders’ equity
Other current liabilities	$1,556	$1,436
Accrued interest payable	1,773	4,264
Convertible subordinated notes, net	239,075	238,664
Convertible senior notes, net	136,052	130,734
Senior secured term loans, net	13,517	13,457
Other long-term liabilities	217	586

Innoviva stockholders’ equity	267,055	153,583
Noncontrolling interest	16,708	5,469

Total liabilities and stockholders’ equity	$675,953	$548,193

(1) The selected consolidated balance sheet amounts at December 31, 2018 are derived from audited financial statements.

INNOVIVA, INC.

Cash Flows Summary

(in thousands)

	Nine Months Ended September 30,
	2019	2018
	(unaudited)
Net cash provided by operating activities	$190,553	$161,754
Net cash provided by (used in) investing activities	(69,997)	49,113
Net cash used in financing activities	(10,027)	(235,588)

Investor & Media Contacts:

Dan Zacchei / Alex Kovtun

Sloane & Company

212-446-9500

dzacchei@sloanepr.com / akovtun@sloanepr.com